SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 2000



                               SHOP AT HOME, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




                          Tennessee 0-25596 62-1282758
        -----------------------------------------------------------------
                    (State or other (Commission (IRS Employer
                jurisdiction of File Number) Identification No.)
                                 incorporation)



              5388 Hickory Hollow Parkway, Antioch, Tennessee 37013
           ----------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                                            (615) 263-8000
               --------------------------------------------------
              (Registrant's telephone number, including area code)



Item 5.  Other Events

         On September 1, 2000, Shop At Home, Inc. held an "Internet Chat" on its Internet site, collectibles.com, to discuss the Company's fiscal 2000 financial results. The Company's annual results were detailed in the Company's Annual Form 10-K Report filed on August 31, 2000. The Company has elected to voluntarily file a copy of this transcript on this Form 8-K to ensure that the contents of Internet chat are fully disseminated and that any investor of Shop At Home, Inc. has full access to such transcript. A transcript of the September 1, 2000, "Internet Chat" is attached hereto as Exhibit 99.1.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SHOP AT HOME, INC.
                                   (Registrant)



                           By: /s/ George J. Phillips
                                   -------------------------------
                                   George J. Phillips
                                   Executive Vice President and General Counsel

Date: September 1, 2000

Exhibit 99.1

                              Shop At Home Network
                        Internet Chat on collectibles.com
                         to Discuss Fiscal 2000 Results
                                September 1, 2000

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 - The transcript of the foregoing Internet chat includes forward-looking statements within the meaning of Section 27A of Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including statements regarding continued revenue and distribution growth, the future performance and projected profitability of Shop At Home, Inc. and collectibles.com and the anticipated impact of new management initiatives. Actual results may differ materially from those which may be identified for a number of reasons as are discussed from time to time in Shop At Home's SEC reports, including but not limited to its Annual Report on the Form 10-K filed with the SEC on August 31, 2000 (Business and Management's Discussion and Analysis of Financial Condition and Results of Operations), and any recently filed 8-K's.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this chat. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this chat may not occur and actual results could differ materially from those anticipated or implied in the forward looking statements.


Participating in the Internet Chat from Shop At Home:

1.       Mr. Kent E. Lillie
         President and Chief Executive Officer

2.       Mr. Tim Engle
         President and Chief Operating Officer
         Shop at Home and collectibles.com

3.       Mr. Arthur Tek
         Executive Vice President & Chief Financial Officer


The Internet Chat began at 10:00 a.m. Central Daylight Savings Time


Mr. Lillie:       Good Morning, Tim [Engle], Arthur [Tek] and I are here to
                  answer any appropriate questions.

1.  Question from "outferbucks":   What do you feel was the  main reason for the
                                   decline in revenues during the fourth quarter and what steps are being taken to address this?

Mr. Lillie:       First,  for  clarification there was not a decline,  but there was a year over year increase in revenues. That said, revenues were disappointing and were moderated primarily as a result of increased returns and charge backs, with charge backs being defined as losses due to fraud.

                  We have moved quickly to bring down our return rates and are seeing a lot of progress in that area. Previous management had relaxed the company's return rules, which have since been reinstituted. Our fraud issues were primarily a result of our new system's implementation and we believe all those have been plugged.


2.  Question  from  "chapinman":   Would  the  company  be  profitable   without
                                   collectibles.com?

Mr. Lillie:       While  collectibles.com  represented a significant investment,
                  it appears  that   it  is  getting  very  close  to  cash flow
                  positive. It is our strong belief that collectibles.com will soon be additive to earnings as well as revenues.


3.  Question from "hkello":        Do you feel that the channel 60's will bring
                                   increased stock price?

Mr. Lillie:       It appears to have increased the stock  price for both  Paxson and  Sinclair  Broadcasting  who is the 4th largest  holder of
                  channel 60 spectrum.  Logic   would   assume   that   we  will
                  eventually gain the same benefits, once our ownership is better understood by the marketplace.


4.  Question from "chapinman":     Why didn't you sell a TV station  instead  of
                                   entering into the Private Placement?

Mr. Lillie:       It takes a good  deal  of  time to  clear  all the  regulatory
                  hurdles  including   FCC  approval  to  sell and  transfer the
                  license of a  television  station.  Further,  our   television
                  stations contribute significant revenue and cash flow. As I have stated in the past, virtually everything at Shop At
                  Home is for sale at the right price...

5.  Question from  "chapinman":    Aren't you previous management? Where is your
                                   accountability?

Mr. Lillie:       Of course,  I'm fully  accountable.  When I refer to  previous management I speak to that group whose sole responsibility was to generate profit from the Network.


6.  Question from "outferbucks":   You mentioned a re-vamping to the c.com site.
                                   Will this include a better and more effective way of communicating with shareholders via the Investor Relations aspect of the site?

Mr. Lillie:       We   will   continue   to  assess  and   implement   effective
                  communications  via the web site and through any other medium.
                  Ari [Amiri] has already made substantial changes to the "About
                  Us" section of collectibles.com and she will continue to find new and innovative ways to communicate through this medium.


7.  Question from "plasticfern":   As a shareholder that has a tremendous   loss
                                   in  this company   and    management    team,
                                   how can we be assured you guys aren't going to drop the ball again?

Mr. Lillie:       While  nothing  in  life  is  assured  we are all  substantial holders of this stock and a major  portion of our  income  and our net worths  are  tied  to  stock  price.  Most  successful
                  companies go  through  down   quarters  or  periods. How  they
                  respond to that defines their character and ultimate success.

                  Investigate companies like Oracle, Chrysler, AOL and others for evidence of that. The management team currently in charge of day to day operations of the Network and collectibles.com, in general, has previous success experience with both.


8.  Question from "chapinman":     Are you  aware of the lawsuit by LOAX against
                                   Promethean? Are you concerned about this development?

Mr. Lillie:       Naturally we're concerned, but I think it  is  imperative that investors further investigate the legitimacy of these claims and obtain Promethean's response on Bloomberg.com.


9.  Question from "outferbucks":   Kent,  may I be so bold as to ask, "What does
                                   Shop at Home  consider  as a `right  price'"?

Mr. Lillie:       It would be   irresponsible for  me  to announce publicly what
                  price I would take for any asset. It's important to maximize that value and there may be buyers willing to pay more than we might ask.


10. Question from "barryd":        I   understand   the   company is airing it's
                                   programming overnights a lot on ATT?

Mr. Lillie:       That's too proprietary to answer publicly.


11. Question from "davport":       Mr. Lillie  when  is your goal for the entire
                                   company to turn a profit?

Mr. Lillie:       As we said in this  morning's  conference  call, our plans and
                  expectations  are  to  return  the   company  to   bottom line
                  profitability no later than the end of this fiscal year.


12. Question  from   "chapinman":  Is   the   current   quarter  running  behind
                                   projections?

Mr. Lillie:       To  answer  that now  would  be  selective  disclosure and the
                  SEC  precludes  from  selectively  releasing      confidential
                  information.  We  are  seeing   improvements  in  some of  the
                  important drivers over last quarter.


13. Question from "osheamus":      When  do  you  see  the Internet merging with
                                   television?

Mr. Lillie:       It's  already  beginning to happen and while we don't want  to
                  take the point in that revolution we do want to   be among the
                  leaders.


14. Question from "outferbucks":   Can you tell us some  of  the  new  additions
                                   that will be added to the  c.com  site    and
                                   approximately when these will be added?

Mr. Engle:        First I would ask you to reference the  Convergence Section of
                  our 10K.  Additionally,  our objective is to   improve overall
                  conversion rates which to that end our improvements will focus
                  on speed,  navigation  and   more improved  content  delivery.
                  Also, we will work to incorporate the network in a more aggressive and customer centric way.


15. Question from "chapinman":     At  your  current cash  burn  rate,  will you
                                   need to tap the capital markets before the end of the fiscal year?

Mr. Lillie:       With our current cash  balances and projected  cash  flows  we feel  we  have  sufficient  capital  resources  to  reach  the
                  company's   goals  that  include   profitability.    We  won't
                  preclude  accessing the capital markets if    there  should be
                  future opportunities and, of course, a much higher stock valuation.


Mr. Lillie then concluded the Internet Chat at approximately 10:30 a.m.:

Thank you all for your participation and feel free to email any one of us at investor@sath.com